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                                                                     EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                     VANGUARD PENNSYLVANIA TAX-FREE FUND
                         INSURED LONG-TERM PORTFOLIO

1. Average Annual Total Return (As of November 30, 1995)

     P (1 + T)(n) = ERV

   Where:     P = a hypothetical initial payment of $1,000
              T = average annual total return
              N = number of years
            ERV = ending redeemable value at the end of the period

   EXAMPLE:

   One Year
     P = 1,000
     T = +18.48%
     N = 1
   ERV = $1,184.76

   Five Year
     P = 1,000
     T = +8.95%
     N = 5
   ERV = $1,534.91
 ------

   Since Inception
     P = 1,000
     T = +8.28%*
     N = *
   ERV = $2,154.66*

*Since inception on April 7, 1986

2. YIELD (30 Days Ended November 30, 1995)

                 a-b
   Yield = 2 [(------- + 1)(6)- 1]
                c X d

   Where: a = dividends and interest paid during the period b = expense dollars during the period (net of reimbursements) c = the average daily number of shares outstanding during the period
           d = the maximum offering price per share on the last day of the period

   Example
    a = $6,716,612.47
    b = $194,694.00
    c = 138,509,882.626
    d = $11.23
Yield = 5.09%

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                                                                     EX-99.B16


              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                     VANGUARD PENNSYLVANIA TAX-FREE FUND
                            MONEY MARKET PORTFOLIO

1. Average Annual Total Return (As of November 30, 1995)

     P (1 + T)(n) = ERV

   Where:     P = a hypothetical initial payment of $1,000
              T = average annual total return
              N = number of years
            ERV = ending redeemable value at the end of the period

   EXAMPLE:

   One Year
     P = 1,000
     T = +3.69%
     N = 1
   ERV = $1,036.88

   Five Year
     P = 1,000
     T = +3.24%
     N = 1
   ERV = $1,172.79
------

   Since Inception
     P = 1,000
     T = +4.15%*
     N = *
   ERV = $1,354.34*

* Since inception on June 13, 1988